Exhibit 10.25

NOTICE OF GRANT OF RESTRICTED STOCK UNIT AWARD AND AGREEMENT

UNDER THE

8X8, INC. 2013 NEW EMPLOYEE INDUCEMENT INCENTIVE PLAN

Name of Participant:

Award Date:

Number of RSUs (at 100% of Attainment):

Vesting Commencement Date:

8x8, Inc. (the "Company") has granted you (the "Participant") an award (the "Award") of the number of Restricted Stock Units ("RSUs") (as defined in the Company's 2013 New Employee Inducement Incentive Plan (the "Plan")) to obtain shares of the Company's common stock, par value $0.001 per share (the "Common Stock") as set forth in this Notice of Grant of Restricted Stock Unit Award and Agreement (the "Agreement") and the Plan. The RSUs have been granted as an inducement material to the Participant's entering into employment with the Company, and in all respects subject to such employment and all other terms and conditions of this Agreement. By accepting this grant, the Participant is agreeing that the Participant and the Participant's spouse or domestic partner are bound by all of the terms of this Agreement with respect to such Award, and the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with this Agreement and the Plan in the form most recently prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Plan, (b) accepts the grant subject to all of the terms and conditions of this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement or the Plan.

  Vesting

  No portion of the shares of Common Stock that the Participant is entitled to receive will be issued until such portion has vested. The RSUs shall vest as provided in this Agreement, provided in each case that the Participant is then, and since the Award Date has remained, in continued employment or other association with the Company.

  Alternative 1: Except as otherwise provided in this Agreement or under the Plan, the RSUs shall vest with respect to [one-fourth of the RSUs at the first anniversary of the Vesting Commencement Date and as to one thirty-sixth of the remaining RSUs at the end of each successive month thereafter until all of the RSUs have vested], subject to the Participant's continued employment or other association with the Company.

  Alternative 2: The award of RSUs will be granted contingent upon successfully achieving the following performance goal, subject to the Participant's continued employment or other association with the Company: [               ]. There is a minimum threshold set at [ ]% of [ ]. No RSUs will be awarded below the [ ]% attainment level. For performance at and above [ ]%, the number of RSUs awarded will be based on a graduated slope, to be capped at [ ]% attainment as per the attached schedule. [Optional for use with performance-based units.]

  Issuance of Common Stock

    Each vested RSU entitles the Participant to receive one share of Common Stock.

    As soon as practicable following the vesting of RSUs but in any event no later than 2½ months following the calendar year in which such RSUs vested (or any earlier date, after vesting, required to avoid characterization as non-qualified deferred compensation under Section 409A of the Code), the shares of Common Stock underlying the vested RSUs (the "Shares") will be delivered to the Participant, subject to the terms and conditions of the Plan, including Section 8 thereof.

    Until such time as any Shares have been issued to the Participant pursuant to Section 2(b) above, the Participant shall not have any rights as a holder of shares of Common Stock underlying the RSUs, including, but not limited to, voting rights, rights to receive dividends and other distributions with respect to Common Stock, and stockholder inspection rights.

  Termination of Continuous Employment

  The Participant's right in any RSUs that are not vested as of the date on which the Participant's continued employment or other association with the Company has ceased shall automatically terminate on such date, and such RSUs shall be canceled as provided under the Plan and shall be of no further force and effect. In the event of the termination of Participant's continued employment or other association with the Company, the Company, as soon as practicable following the effective date of termination, shall issue shares of Common Stock to the Participant (or the Participant's designated beneficiary or estate executor in the event of Participant's death) with respect to any RSUs which, as of the effective date of termination of such employment or other association, have vested but for which shares of Common Stock had not yet been issued to the Participant.

  Incorporation of General Terms and Conditions

  Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified in this Agreement.

  Transferability

  This Agreement is personal to the Participant, is non-assignable, and is not transferable in any manner, by operation of law, or otherwise, other than by will or the laws of descent and distribution. This Award is available, during the Participant's lifetime, only to the Participant, and thereafter, only to the Participant's designated beneficiary.

  Not Employment Contract

  Nothing in this Agreement shall confer upon the Participant any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause, subject to the provisions of applicable law.

  Adjustment for Corporate Actions

  If subsequent to the Award Date the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Common Stock, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Common Stock, an appropriate and proportionate adjustment will be made in the numbers and kinds of shares or other securities then subject to the Award.

  Treatment of Award in a Corporate Transaction

  In a Corporate Transaction, the Committee, in its sole and absolute discretion, may take any one or more of the following actions as to the Award:

    Assumption and Substitution. Provide that the Award shall be assumed, or substantially equivalent rights shall be provided in substitution therefor, by the acquiring or succeeding entity (or an affiliate thereof).

    Termination and Forfeiture. Upon written notice to Participant, provide that any RSUs subject to the Award shall terminate and be forfeited immediately prior to the consummation of the Corporate Transaction to the extent they are then subject to a Risk of Forfeiture.

    Acceleration of Vesting. Provide that any Risk of Forfeiture applicable to RSUs which is not based on achievement of Performance Goals or other business objectives shall lapse upon consummation of the Corporate Transaction with respect to all or a portion of the RSUs then subject to such Risk of Forfeiture.

    Achievement of Performance Goals. If the Award is conditioned on the achievement of Performance Goals or other business objectives, provide that such Performance Goals or objectives and the target payout opportunities shall be deemed to have been satisfied as of the effective date of the Corporate Transaction as to (i) none, (ii) all or (iii) a pro rata number of Shares based on the assumed achievement of all relevant

    Performance Goals or other business objectives and the length of time within the Restriction Period or Performance Period which has elapsed prior to the Corporate Transaction.

    Any combination of the foregoing.

  None of the foregoing shall apply, however, if specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges on which the Common Stock is listed.

  Tax Withholding

  The Participant hereby authorizes the Company to withhold shares of Common Stock from the Shares to be issued pursuant hereto in order to satisfy the minimum tax withholding obligation with respect to Participant.

  Tax Consequences

  The Company makes no representation or warranty as to the tax treatment to the Participant of the Participant's receipt of the Award or vesting of RSUs or upon the Participant's sale or other disposition of the Common Stock issued pursuant to the RSUs. The Participant should rely on his or her own tax advisors for all such advice.

  Community Property

  Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Participant shall be treated as agent and attorney-in-fact for that interest held or claimed by the Participant's spouse with respect to the RSUs and Shares issued upon settlement of such RSUs and the parties hereto shall act in all matters as if the Participant was the sole owner of the RSUs and Shares. This appointment is coupled with an interest and is irrevocable.

  Miscellaneous

    Notice under this Agreement shall be given to the Company at its principal place of business, and shall be given to the Participant at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

    This Agreement does not confer upon the Participant any rights with respect to continuation of employment by the Company or any of its subsidiaries.

    The Committee may amend the terms of this Agreement, prospectively or retroactively, provided that the Agreement as amended is consistent with the terms of the Plan, but no such amendment shall impair the Participant's rights under this Agreement without the Participant's consent.

    This Agreement shall be construed and enforced in accordance with the laws of California, without regard to the conflicts of laws principles thereof.

    This Agreement shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian or other legal representative of the Participant.

    This Agreement may be executed in counterparts. This Agreement and the Plan together constitute the entire agreement between the parties relative to the subject matter of this Agreement, and supersede all communications, whether written or oral, relating to the subject matter of this Agreement.

THIS AGREEMENT is binding upon the parties and entered into effective as of the Award Date set forth above.

8x8, Inc.

By: ________________________________ Name: Title:	__________________________________ Signature of Participant Participant's Address: ____________________________ ____________________________ ____________________________